Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167603) and Form S-8 (Nos. 333-143889, 333-136196, 333-136195, 333-103555, 333-60758, 333-85713, 333-74103, 333-66177, 333-60477, 333-17077, 333-17079, 333-17083, 333-157447, 333-162710 and 333-162711) of Quest Diagnostics Incorporated of our report dated February 16, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 16, 2012